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                                                                   Exhibit 10.17

June 11, 2001


Mr. Hansel Tookes II

Dear Hansel:

     Please let this letter confirm our recent conversation in which I informed you that the Company reaffirms the applicability of the severance/retirement transition payment contained in your July 6, 1999, employment offer letter. This provision provides that, if the company involuntarily separates you from employment without cause, or if you retire on a mutually agreed-upon date before your normal retirement date of age 62, or if you retire at age 62 or beyond, the company will pay to you a severance/retirement transition payment of two and one-half times your annual base salary.

     Please note that this severance/retirement transition payment is in lieu of any change in control provision in the July 6, 1999 offer letter and the April 7, 2000 retention bonus letter related to the disposition of Raytheon Aircraft Company.

     If you have any questions, please feel free to contact me.

                                        Best regards,



                                        Keith J. Peden
                                        Senior Vice President, Human Resources